U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): April 30, 2009

                                   GAMEZNFLIX, INC.
                   (Exact Name of Company as Specified in Its Charter)

         Nevada                            0-29113             90-0224051
(State or Other Jurisdiction      (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                     Identification No.)

        1535 Blackjack Road, Franklin, Kentucky                   42134
       (Address of Principal Executive Offices)                 (Zip Code)

         Company's telephone number, including area code:  (270) 598-0395


            Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 30, 2009, the Company entered into an Acquisition Agreement with TBC Today, Inc., a Nevada corporation ("TBC"), where the Company will acquire all of the outstanding common stock of TBC. Under this agreement, all 11,000,000 shares of TBC common stock issued and outstanding will be acquired by the Company for 11,000,000 shares of restricted common stock of the Company. Marty Schiff, the current President of TBC, will remain in that position with TBC.
John Fleming, Chief Executive Officer of the Company, is also a stockholder of TBC. When the restricted shares of Company common stock are actually issued, an amended Form 8-K will be filed.

     TBC is intended to provide a fresh new viewing experience in the world of business news, focusing on high quality programming as it pertains to Over the Counter Bulletin Board (OTCBB) companies and companies quoted on the Pink OTC Markets. The goal of TBC will be to provide each of the potential cable affiliates with outstanding programming and support as TBC strives to introduce a powerful insight into the "Small Cap" world of business. By building quality relationships and executing its intended objectives, it is intended that TBC Today will develop into a highly viewed business channel.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On April 30, 2009, subsequent to the execution of the Acquisition Agreement, Marty Schiff, the President and a stockholder of TBC, was appointed to the board of directors of the Company. Mr. Schiff is expected to be named to the Company's Audit Committee. There is no arrangement or understanding between the new director and any other persons pursuant to which such director was selected as a director.

     Mr. Schiff, age 52, has served as President, producer and host of TBC from March 2009 to the present. In this position, he has created a daily news show highlighting business news of the day, focusing, but not limited to, small cap, pink sheet and OTCBB company trading and issues. From December 2007 to March 2009, Mr. Schiff was the producer on the George. A. Romero Presents Dead Time Stories, where he produced a direct to DVD horror anthology series volumes 1 and 2. For the period of August 2004 to December 2007, he was the executive director of the State Theatre Center for the Arts in Uniontown, Pennsylvania. In this position, he worked in all aspects of running a 1400 seat, non-profit theatre; daily duties included overseeing budget, productions, staff and marketing. Mr. Schiff was a producer for Schiff Media of Pittsburgh, Pennsylvania from January 2002 to August 2004. He produced several commercials for retail and service based companies, produced documentaries and created long form videos for kiosk and in-store presentations. Mr. Schiff received a Bachelors of Arts degree from Point Park College in Pittsburgh, Pennsylvania.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.

     The Company has determined that the acquisition of the common stock of TBC Today, Inc. must comply with Rule 3.05 of Regulation S-X, and therefore audited financial statements will be furnished for the period from inception to date for this company. These financial statements will be disclosed in an amended Form 8-K to be filed with 71 days from the date of filing of this Form 8-K.

(b)  Pro Forma Financial Information.

     Pro forma financial information will be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X. This pro forma financial information will be disclosed in an amended Form 8-K to be filed with 71 days from the date of filing of this Form 8-K.

(d)  Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GameZnFlix, Inc.



Dated: May 1, 2009                     By: /s/ John Fleming
                                       John Fleming, CEO

                               EXHIBIT INDEX

Number                         Description

10    Acquisition Agreement between GameZnFlix, Inc. and TBC
      Today, Inc., dated April 30, 2009 (filed herewith).

                                 EX-10
                        ACQUISITION AGREEMENT

                        ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT ("Agreement") is made as of April 30, 2009 by and between GameZnFlix, Inc., a Nevada corporation ("GameZnFlix"), and the stockholders of TBC Today, Inc. ("Stockholders"), a Nevada corporation ("TBC").

                             RECITALS

WHEREAS, the Stockholders are the owners of all the issued and outstanding shares of common stock ("Shares") of TBC (see Exhibit A); and,

WHEREAS, GameZnFlix desires to purchase from the Stockholders, and the Stockholders desire to sell to GameZnFlix, all the Shares in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                            AGREEMENTS

1. Purchase and Sale. Subject to the terms and conditions contained in this Agreement, on the Closing (defined below), the Stockholders shall sell, assign, transfer and deliver to GameZnFlix all of the Shares representing in the aggregate Eleven Million (11,000,000) Shares. GameZnFlix shall sell, assign, transfer and deliver to the Stockholders, pro rata according to their ownership interests, Eleven Million (11,000,000) restricted shares of common stock ("Common Stock"), referred to hereinafter as the "Purchase Price."

2. Closing. The closing ("Closing") of the sale and purchase of the Shares shall take place on April 30, 2009, or at such other date, time or place as may be agreed upon in writing by the parties hereto, but not later than May 15, 2009 ("Termination Date"). The date of the Closing is sometimes herein referred to as the "Closing."

2.1 Items to be Delivered Immediately Prior to or at Closing.  At the
Closing:

     (a) The Stockholders shall deliver to GameZnFlix a certificate or certificates representing Eleven Million (11,000,000) Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank.

     (b) GameZnFlix shall deliver to the Stockholders, pro rata according to their ownership interests, certificates representing an aggregate of Eleven Million (11,000,000) shares of Common Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank.

3. Stockholder Representative. The Stockholders hereby irrevocably constitute and appoint Marty Schiff, with full power of substitution and re-substitution, as its and their true and lawful agent, attorney-in-fact and representative (such person and his appointed and designated successor or successors being herein referred to as the "Stockholder Representative"), with full power to act for and on behalf of the Stockholders, and each of them, for all purposes under this Agreement and in connection with the transactions contemplated hereby including, without limitation, for purposes of: (i) determining the amount of damages suffered or incurred by the Stockholders, (ii) receiving notices from GameZnFlix given under this Agreement, of which the Stockholder Representative will give a copy to the Investors and the Stockholders, (iv) approving and agreeing with GameZnFlix as to additions, deletions, changes, modifications and amendments to this Agreement and the Annexes hereto, except with respect to any addition, deletion, change, modification or amendment to a material financial term or condition of any of such documents that would materially, financially and adversely affect the Stockholders, and (v) settling finally and completely any disputes or controversies among the parties hereto (other than solely among the Stockholders) with respect to the interpretation or effect of or damages or relief under this Agreement and any and all transactions contemplated hereby. The Stockholder Representative shall be entitled to reimbursement by the Stockholders from the consideration actually payable to the Stockholders or otherwise for all reasonable costs and expenses incurred by him in fulfilling his duties hereunder, and the Investors and the Stockholders agree among themselves that such costs and expenses shall be borne pro rata among them according to the number of Common Stock owned immediately after the Closing. The Stockholders agree that the Stockholder Representative may make reasonable requests for advances to cover such costs and expenses, and the Stockholders shall promptly make such advances. In no event shall GameZnFlix be liable for any costs or expenses of any nature incurred by the Stockholder Representative in its capacity as such.
THE STOCKHOLDERS JOINTLY AND SEVERALLY, AGREE THAT THE SELLER REPRESENTATIVE SHALL HAVE NO LIABILITY TO THE STOCKHOLDERS FOR ANY
ACTION TAKEN OR OMITTED IN GOOD FAITH IN EXERCISING THE AUTHORITY
GRANTED UNDER THIS SECTION. GameZnFlix shall not have any obligation or liability to indemnify or defend the Stockholder Representative in respect of any claim or liability asserted against the Stockholder Representative by any of the Stockholders or his successors or assigns. All determinations, decisions, actions and the like made by the Stockholder Representative shall be final, conclusive and binding upon all the Stockholders and all persons claiming under or through them.

4.  Representations and Warranties of the Stockholders. The
Stockholders hereby represent and warrant to GameZnFlix, as follows:

4.1 Validity of Transaction. The Stockholders own the number of Shares set forth opposite his name on Exhibit A to this Agreement.
The Stockholders have all requisite power and authority to execute, deliver, and perform this Agreement and to sell to GameZnFlix the Shares to be sold by the Stockholders pursuant hereto. All necessary corporate proceedings or other similar actions by the Stockholders have been duly taken to authorize the execution, delivery, and performance of this Agreement and to authorize the sale of the Shares by the Stockholders. This Agreement has been duly authorized, executed, and delivered by the Stockholders, is the legal, valid, and binding obligation of the Stockholders, and is enforceable as to the Stockholders in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by the Stockholders for the execution, delivery, or performance of this Agreement by the Stockholders, and except as would not affect the ability of a Stockholder to perform any of his material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which a Stockholder is a party, or by which any of its properties or assets is bound, shall be required for the execution, delivery, or performance by a Stockholder of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of a Stockholder to perform any of his material obligations under this Agreement. The execution, delivery, and performance of this Agreement by a Stockholder will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate or articles of incorporation or by-laws (or other organizational document) of TBC, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on a Stockholder or to which any of his operations, business, properties, or assets is subject, except as would not affect the ability of such Stockholder to perform any of its material obligations under this Agreement. The Shares sold by the Stockholders have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders or rights of first refusal.
Upon the transfer of the Shares, sold by the Stockholders to GameZnFlix at the Closing, GameZnFlix shall acquire good and valid title to such Shares free and clear of all claims, liens, security Shares, pledges, charges, encumbrances, stockholders' agreements, and voting trusts (other than any created for and in favor of GameZnFlix).

4.2 Finder or Broker. No Stockholder has incurred any fee as a result of any negotiation with any finder, broker, intermediary, or similar person in connection with the transaction contemplated hereby that will result in any liability to GameZnFlix.

4.3 Accredited Investor. Each Stockholder is a "sophisticated" or "accredited" investor, as those terms are defined in Regulation D promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Stockholders have received all requested documents from GameZnFlix, including without limitation, and has had an opportunity to ask questions of and receive answers from the officers of GameZnFlix with respect to the business, results of operations, financial condition, and prospects of GameZnFlix.

4.4 Investment Intent. The Stockholders are acquiring the Common Stock for their own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act, it being understood that the Stockholders the right to sell such shares in their sole discretion in accordance with the requirements of the minimum six (6) months hold period under Rule 144. The Stockholders understand that the Common Stock, as of Closing, have not been registered for sale under the Securities Act of 1933, as amended ("Securities Act") or qualified under applicable state securities laws and that the Common Stock shall be delivered to the Stockholders pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this section are given with the intention that GameZnFlix may rely thereon for purposes of claiming such exemptions. The Stockholders understand that the Common Stock cannot be sold unless registered under the Securities Act and qualified under state securities laws, or unless an exemption from such registration and qualification is available

4.5 Transfer of Common Stock. The Stockholders shall not sell or otherwise dispose of any Common Stock unless (a) a registration statement with respect thereto has become effective under the Securities Act and such shares have been qualified under applicable state securities laws or (b) such registration and qualification are not required and, if GameZnFlix so requests, there is presented to GameZnFlix a legal opinion reasonably satisfactory to GameZnFlix to such effect. The Stockholders consent that the transfer agent for the Common Stock may be instructed not to transfer any Common Stock acquired pursuant hereto unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the Common Stock acquired pursuant hereto (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFICATION UNDER THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE."

GameZnFlix shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification or (ii) such holder shall have delivered to GameZnFlix a legal opinion reasonably satisfactory to GameZnFlix to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

4.6 Corporate Existence. TBC is a Nevada corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. TBC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be material to the business of TBC. TBC is not in violation of any of the provisions of its Articles of Incorporation, its Bylaws, or any regulations governing them.

4.7  Capitalization.

     (a)  The authorized equity of TBC consists of Seventy-Five
Million (75,000,000) Shares, Eleven Million (11,000,000) of which are issued and outstanding.

     (b) To the knowledge of the Stockholders, (i) all outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created under Nevada law, its Articles of Incorporation, its Bylaws, or any regulations governing them, or any agreement or document to which TBC is a party or by which it or its assets are bound, (ii) all outstanding Shares have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments, and
(iii) none of the outstanding Shares is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such Shares may be forfeited or repurchased by TBC or otherwise vest upon termination of an interestholder's or grantee's employment, directorship or other relationship with TBC under the terms of any restricted stock agreement or other agreement with TBC.

     (c) Other than the Shares there are no outstanding (i) shares of equity or voting securities of TBC, (ii) securities of TBC convertible into or exchangeable for shares of capital stock or voting securities of TBC or (iii) options or other rights to acquire from TBC, or other obligation of TBC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TBC. There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which TBC is a party. There are no outstanding obligations of TBC to repurchase, redeem or otherwise acquire any Shares.

4.8 Financial Statements. The Stockholders acknowledges that its books and records of TBC fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles ("GAAP"), the financial position of TBC as at the date hereof, and all material financial transactions of the TBC have been accurately recorded in such books and records. However, completion of an audit of said books and records, and accompanying pro forma financial statements, shall be required to be disclosed in an amended Form 8-K filing with the Securities and Exchange Commission ("SEC") within seventy-one (71) days from the filing of the Form 8-K (which must be filed within four (4) business days of the Closing).

4.9 No Undisclosed Material Liabilities. There are no liabilities of TBC of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

     (a)  liabilities recorded in full or reserved for; and

     (b) liabilities incurred in the ordinary course of the business of TBC consistent with past practice, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of TBC.

4.10 Litigation. There is no action, suit, investigation or proceeding (or to the Stockholders knowledge any basis therefor) pending against, or to the knowledge of the Stockholders, threatened against or affecting, the Stockholders, TBC or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of TBC or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

4.11 Intellectual Property. TBC has good and valid title to and ownership of all Intellectual Property (defined herein as trade marks, trade names or copyrights, patents, domestic or foreign) necessary for its business and operations. There are no outstanding options, licenses or agreements of any kind to which TBC is a party or by which it is bound relating to any Intellectual Property, whether owned by TBC or another person. To the knowledge of the TBC, the business of TBC as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right, owned or claimed by another.

4.12  Compliance with Laws and Court Orders.

     (a) TBC is not in violation of, and to the knowledge of the Stockholders is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of TBC.

     (b) To the knowledge of the Stockholders, each executive officer and director of TBC has complied with all applicable laws in connection with or relating to actions within the scope of TBC's business, except where the failure to comply would not be material to TBC. No executive officer or director of TBC is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of TBC.

4.13 Absence of Liens and Encumbrances; Title to Properties. TBC has good, valid and marketable title to all properties and assets used in the conduct of its business free of all liens, mortgages, pledges, charges, security Shares, encumbrances or other adverse claims of any kind, except as set forth in its financial statements.

4.14 Material Contracts. TBC is not a party to or bound by any Contract (as defined below) that (a) is a material contract, or (b) materially limits or otherwise materially restricts TBC or that would, after the Closing, materially limit or otherwise materially restrict GameZnFlix or any of its subsidiaries or any successor thereto, from engaging or competing in any material line of business in any geographic area or that contains most favored nation pricing provisions or exclusivity or non-solicitation provisions with respect to customers. As used herein, "Contract" shall mean any written or oral agreement, contract, commitment, lease, license, contract, note, bond, mortgage, indenture, arrangement or other instrument or obligation. TBC is not in, or has received notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract or any other Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a material adverse effect on the business, results of operations or financial condition of TBC or, after giving effect to the Closing, GameZnFlix or any of its subsidiaries.

4.15  Taxes.

     (a) TBC has timely filed all tax returns required to be filed on or before the Closing and all such tax returns are true, correct and complete in all respects. TBC has paid in full on a timely basis all taxes owed by it, whether or not shown on any tax return, except where the failure to file such return or pay such taxes would not have a material adverse effect. No claim has ever been made by any authority in any jurisdiction where TBC does not file tax returns that TBC may be subject to taxation in that jurisdiction.

     (b) There are no ongoing examinations or claims against TBC for taxes, and no notice of any audit, examination or claim for taxes, whether pending or threatened, has been received. TBC has not waived or extended the statute of limitations with respect to the collection or assessment of any tax.

4.16 Interested Party Transactions. No officer, director or stockholder of TBC or any "affiliate" (as such term is defined in Rule 405 under the Securities Act) of any such person or TBC has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by TBC other than TBC, or (ii) purchases from or sells or furnishes to TBC any goods or services, or (b) a beneficial interest in any contract or agreement to which TBC is a party or by which it may be bound or affected (other than routine compensation and expense reimbursement programs in the ordinary course of business).

5. Representations and Warranties of GameZnFlix. GameZnFlix hereby represents and warrants to TBC as follows:

5.1 Validity of Transaction. GameZnFlix has all requisite power and authority to execute, deliver, and perform this Agreement and to issue and sell to the Stockholders the Common Stock of GameZnFlix. All necessary corporate proceedings of GameZnFlix have been duly taken to authorize the execution, delivery, and performance of this Agreement, and the issuance and sale to the Stockholders of the Common Stock. This Agreement has been duly authorized, executed, and delivered by GameZnFlix, is the legal, valid, and binding obligation of GameZnFlix, and is enforceable as to GameZnFlix in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Subject to the compliance with and completion of the registration requirements of the Securities Act as contemplated in the Registration Rights Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by GameZnFlix for the execution, delivery, or performance of this Agreement by GameZnFlix, except as would not affect the ability of GameZnFlix to perform any of its material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which GameZnFlix is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by GameZnFlix of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of GameZnFlix to perform any of its material obligations under this Agreement. The execution, delivery, and performance of this Agreement by GameZnFlix will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding to which GameZnFlix is a party, or violate or result in a breach of any term of the Articles of Incorporation or By-laws of GameZnFlix, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on GameZnFlix or to which any of its operations, business, properties, or assets is subject, except as would not affect the ability of GameZnFlix to perform any of its material obligations under this Agreement. The shares of GameZnFlix Common Stock have been duly authorized and, upon receipt by the Stockholders from GameZnFlix of the stock certificates representing the Common Stock being sold pursuant to this Agreement, will be validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and the Stockholders will have good title to the Common Stock, free and clear of all liens, security Shares, pledges, charges, encumbrances, stockholders agreements, and voting trusts (other than any created by the Stockholders).

5.2 Finder or Broker. Neither GameZnFlix nor any person acting on behalf of GameZnFlix has negotiated with any finder, broker, intermediary, or similar person in connection with the transaction contemplated herein.

5.3 Accredited Investor. GameZnFlix is a "sophisticated investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

5.4 Investment Intent. GameZnFlix is acquiring the Shares of TBC for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. GameZnFlix understands that it must bear the economic risk of its investment in TBC for an indefinite period of time, and the Shares of TBC being purchased from the Stockholders cannot be sold unless registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

5.5 Full Disclosure. All documents filed by GameZnFlix pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), since December 31, 2003 ("GameZnFlix Exchange Act Documents") (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of a material fact, and
(iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The GameZnFlix Exchange Act Documents do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any of such documents relate to TBC, as to which GameZnFlix makes no representation. So far as GameZnFlix is aware, from the date as of which information is given in the most recent report filed by GameZnFlix under the Exchange Act to the date of this Agreement, there has not been any material adverse change in, or any adverse development which materially affects, the business, results of operations, or financial condition of GameZnFlix and its subsidiaries taken as a whole.

5.6 Other Stockholders. GameZnFlix has not entered into any agreement with any holders of TBC Shares, other than this Agreement with the Stockholders, with respect to the acquisition of TBC Shares by GameZnFlix.

5.7 GameZnFlix's Corporate Existence. GameZnFlix is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. GameZnFlix is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be materially adverse to the business of GameZnFlix. GameZnFlix is not in violation of any of the provisions of its Articles of Incorporation or its Bylaws.

5.8  Capitalization.

     (a) As of the date of this Agreement, the authorized capital stock of GameZnFlix consists of Five Billion (5,000,000,000) shares of GameZnFlix common stock. As of the date of this Agreement, there are Eight Hundred Twenty-Eight Thousand Eight Hundred Eighty
(828,880) shares of GameZnFlix common stock.

     (b) All outstanding shares of capital stock of GameZnFlix have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created under Nevada, the Articles of Incorporation or Bylaws of GameZnFlix or any agreement or document to which GameZnFlix is a party or by which it
or its assets are bound.   All outstanding shares of capital stock of
GameZnFlix have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments.
None of the outstanding GameZnFlix Securities (as defined below) is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such GameZnFlix Securities may be forfeited or repurchased by GameZnFlix or otherwise vest upon termination of stockholder's or grantee's employment, directorship or other relationship with GameZnFlix or a GameZnFlix Subsidiary (as defined below) under the terms of any restricted stock agreement or other agreement with GameZnFlix. No GameZnFlix debt has voting rights. As used herein, "GameZnFlix Subsidiary" shall mean any entity of which securities or other ownership Shares having ordinary voting power to elect a majority of the board or directors or other persons performing similar functions are at the time directly or indirectly owned by GameZnFlix.

     (c) Except as set forth in this Section, there are no outstanding (i) shares of capital stock or voting securities of GameZnFlix, (ii) securities of GameZnFlix convertible into or exchangeable for shares of capital stock or voting securities of GameZnFlix or (iii) options or other rights to acquire from GameZnFlix, or other obligation of GameZnFlix to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of GameZnFlix (the items in clauses (a), (b) and (c) of this Section 5.8 being referred to collectively as the "GameZnFlix Securities"). There are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which GameZnFlix or any of GameZnFlix's Subsidiaries is a party or by which it is bound with respect to any GameZnFlix Securities. There are no outstanding obligations of GameZnFlix or any GameZnFlix Subsidiary to repurchase, redeem or otherwise acquire any GameZnFlix Securities.

5.9 Litigation. There is no action, suit, investigation or proceeding (or to GameZnFlix's knowledge any basis therefor) pending against, or to the knowledge of GameZnFlix, threatened against or affecting, GameZnFlix or any GameZnFlix Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of GameZnFlix and its subsidiaries taken as a whole or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

5.10  Compliance with Laws and Court Orders.

     (a) Neither GameZnFlix nor any GameZnFlix Subsidiary is in violation of, and has not since December 31, 2003 violated, and to the knowledge of GameZnFlix is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of GameZnFlix and its subsidiaries taken as a whole.

     (b) GameZnFlix and each of its officers and directors have complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002. GameZnFlix has disclosed to the Stockholder Representative any of the information required to be disclosed by GameZnFlix and certain of its officers to GameZnFlix's Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act. Since the enactment of Sarbanes-Oxley, neither GameZnFlix nor any of its Affiliates has made any loans to any executive officer or director of GameZnFlix.

     (c) Each executive officer and director of GameZnFlix has complied with all applicable laws in connection with or relating to actions within the scope of GameZnFlix's business, except where the failure to comply would not be material to GameZnFlix. No executive officer or director of GameZnFlix is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of GameZnFlix and its subsidiaries taken as a whole, except as disclosed in GameZnFlix Exchange Act Documents.

5.11 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of GameZnFlix included in GameZnFlix's filings under the Exchange Act (collectively, "GameZnFlix Financial Statements") (a) were prepared in accordance with and accurately reflect in all material respects, GameZnFlix's books and records as of the times and for the periods referred to therein, (b) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect during the periods included and (c) fairly present in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except in the unaudited financial statements as may be permitted by Form 10-Q), the consolidated financial position of GameZnFlix and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements which were not and are not expected to be material to GameZnFlix).

5.12 No Undisclosed Material Liabilities. There are no liabilities of GameZnFlix or any GameZnFlix Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

     (a) liabilities recorded in full or reserved for in the audited financial statements included in the GameZnFlix Exchange Act
Documents filed with respect to the fiscal period ended December 31, 2008 ("GameZnFlix Balance Sheet Date"); and

     (b) liabilities incurred in the ordinary course of the business of GameZnFlix consistent with past practice since the GameZnFlix Balance Sheet Date, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of GameZnFlix and its subsidiaries taken as a whole.

6.  Survival Of Representations and Warranties; Indemnification;

6.1 Nature and Survival. The covenants, representations and warranties of the parties hereunder and all documents delivered pursuant hereto shall survive the Closing for a period of twelve (12) months following the Closing and all inspections, examinations or audits on behalf of the parties whether conducted before or after the Closing.

6.2  Stockholders Indemnification.

     (a) Subject to Section 6.3, each Stockholder agrees to indemnify and hold harmless GameZnFlix against and in respect of its pro rata share (determined on the basis of the percentage of the total number of shares of GameZnFlix Common Stock that were issued to such Stockholder) of any and all Damages. "Damages," as used herein, shall include any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees and other costs and expenses reasonably incurred in investigation or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to GameZnFlix from (i) any inaccurate representation made by or on behalf of TBC or a Stockholder in this Agreement or any certificate or other document referenced in, this Agreement and delivered pursuant hereto, (ii) the breach of any of the warranties or agreements made by or on behalf of TBC or a Stockholder in this Agreement or any certificate or other document referenced in this Agreement and delivered pursuant hereto, or (iii) the breach or default in the performance by a Stockholder of any of the obligations to be performed by any of them hereunder.

     (b) If any claim shall be asserted against GameZnFlix by a third party for which GameZnFlix intends to seek indemnification from the Stockholders under this Section 6.2, GameZnFlix shall given written notice to the Stockholder Representative of the nature of the claim asserted within forty-five (45) days after any executive officer of GameZnFlix learns of the assertion thereof and determines that GameZnFlix may have a right of indemnification with respect thereto, but the failure to give this notice will not relieve the Sellers of any liability hereunder in respect of this claim. GameZnFlix shall have the exclusive right to conduct, through counsel of its own choosing, which counsel is approved by the Stockholder Representative (which approval may not be unreasonably withheld), the defense of any such claim or action, and may compromise or settle such claims or actions with the prior consent of the Stockholder Representative (which shall not be unreasonably withheld).

6.3  Satisfaction of Seller Indemnification.

     (a) Any Damages incurred, paid or borne by GameZnFlix for which it is entitled to indemnification from any Stockholder under this Section shall be satisfied, in whole or in part, solely by such Stockholder delivering to GameZnFlix for cancellation, shares of GameZnFlix Common Stock, without further recourse to any Stockholder; provided, however, that each Stockholder's indemnification obligation shall be unlimited (and shall be satisfied by a cash payment to the extent that shares of GameZnFlix Common Stock are insufficient) with respect to Damages arising out of the intentional fraud of such Stockholder. In the event that any Stockholder elects to return shares of GameZnFlix Common Stock to satisfy any indemnification obligation, each such share of GameZnFlix Common Stock shall be valued at its Current Market Value (as defined below) as of the date such shares are tendered to GameZnFlix. Such Seller shall also pay or reimburse GameZnFlix for the out-of-pocket expenses (including without limitation any fees payable to the transfer agent of the shares) of canceling such returned shares.

     (b) "Current Market Value" of the GameZnFlix Common Stock as of a particular date shall mean the average of the price of a share of underlying GameZnFlix common stock into which such Preferred Stock can be converted, determined on the basis of the last reported sales price on the Over-the-Counter Bulletin Board for the ten (10) consecutive trading days preceding such date ("Measurement Days"); or, if such shares are not traded on the Over-the-Counter Bulletin Board, the Current Market Value will be determined by an independent reputable valuation and appraisal company mutually agreed upon by GameZnFlix and the Stockholder Representative (which appraiser shall be instructed to disregard any minority interest discount), and if no agreement can be reached within a thirty (30)-day period, by the average of the two Current Market Values as determined by independent reputable valuation and appraisal companies retained by each of GameZnFlix and the Stockholder Representative; provided, however, that the aggregate fees and expenses of any such independent valuation and appraisal company or companies shall be shared evenly between GameZnFlix, on the one hand, and the applicable indemnifying Seller(s).

6.4  GameZnFlix Indemnification.

     (a) Subject to subsection (b) below, GameZnFlix shall indemnify and hold the Stockholders harmless against and in respect of all Stockholders Damages. "Stockholders Damages" shall mean any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees, and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to a Stockholder from (A) any inaccurate representation made by GameZnFlix in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, (B) breach of any of the warranties or agreements made by GameZnFlix in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, or (C) breach or default in the performance by GameZnFlix of any of the obligations to be performed by GameZnFlix hereunder. GameZnFlix agrees to pay or reimburse the Stockholders for any payment made or amount payable or loss suffered or incurred by the Stockholders at any time from and after the Closing in respect of any Stockholder Damages to which the foregoing indemnity relates.

     (b) Any Stockholder Damages incurred, paid or borne by a Stockholder for which it is entitled to indemnification from GameZnFlix under this Section shall be satisfied, in whole or in part, solely by GameZnFlix delivering to the applicable Seller, additional shares of GameZnFlix Common Stock up to an aggregate maximum for all Stockholders of ten percent (10%) of the amount of shares of GameZnFlix Common Stock delivered on the Closing, without further recourse to GameZnFlix; provided, however, that GameZnFlix's indemnification obligation shall be unlimited with respect to Stockholder Damages arising out of the common-law fraud of GameZnFlix. In the event that GameZnFlix elects to deliver shares of GameZnFlix Common Stock to satisfy any indemnification obligation, each such share of GameZnFlix Common Stock shall be valued at its Current Market Value as of the date such shares are tendered by GameZnFlix.

7.  Covenants of Stockholders.

7.1 Fulfillment of Closing Conditions. At and prior to the Closing, the Stockholders shall cause TBC to use commercially reasonable efforts to fulfill the conditions specified in this Agreement. In connection with the foregoing, the Stockholders shall (a) refrain from any actions that would cause any of their representations and warranties to be inaccurate in any material respect as of the Closing,
(b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

7.2 Access to Information. From the date of this Agreement to the Closing, the Stockholders shall give to GameZnFlix and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to TBC as the other party may reasonably request. IBIZ shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement.

7.3 No Solicitation. From and after the date hereof until the earlier of the Termination Date or the date of termination of this Agreement pursuant to Section 13, without the prior written consent of the GameZnFlix, the Stockholders shall not, and shall not authorize or permit their representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. If the Stockholders receive any such inquiries, offers or proposals, the Stockholders shall (a) notify GameZnFlix orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within forty-eight (48) hours of the receipt thereof, (b) keep GameZnFlix informed of the status and details of any such inquiry, offer or proposal, and (c) give GameZnFlix five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of TBC. Notwithstanding the foregoing, the Stockholders shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require.

7.4 Confidentiality. The Stockholders agree that after receipt (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by GameZnFlix to it shall be considered confidential information until such time as such information otherwise becomes publicly available. Each party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law or regulation (including the listing rules); provided that to the extent possible GameZnFlix shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in GameZnFlix; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by GameZnFlix, (2) becomes known to the public through no fault of TBC, (3) is disclosed to TBC on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by TBC.

7.5 Transfer of Assets and Business. The Stockholders shall, and shall cause TBC to, take such reasonable steps as may be necessary or appropriate, in the judgment of GameZnFlix, so that GameZnFlix shall be placed in actual possession and control of all of the assets and the business of TBC, and TBC shall be owned and operated as a wholly owned subsidiary of GameZnFlix.

7.6 Disclosure of Fundraising. The Stockholders shall disclose to GameZnFlix any fund raising activities, which shall occur prior to the Closing. Further, the Stockholders shall assure that all regulations, rules and laws governing such fundraising are complied with and that such funds will only be used in the furtherance of TBC's corporate purpose and business plan. Prior written approval of GameZnFlix is required to use funds for any other purposes.

8.  Covenants of GameZnFlix.

8.1 Fulfillment of Closing Conditions. At and prior to the Closing, GameZnFlix shall use commercially reasonable efforts to fulfill the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its control. In connection with the foregoing, GameZnFlix shall (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

8.2 Access to Information. From the date of this Agreement to the Closing, GameZnFlix shall cause GameZnFlix to give to the Stockholders and their employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to GameZnFlix as the other party may reasonably request. The Stockholders shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement.

8.3 Confidentiality. GameZnFlix agrees that after receipt (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by the Stockholders to it shall be considered confidential information until such time as such information otherwise becomes publicly available. Each party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law or regulation (including the listing rules); provided that to the extent possible the Stockholders shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in TBC; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by GameZnFlix, (2) becomes known to the public through no fault GameZnFlix, (3) is disclosed to GameZnFlix on a non-confidential basis by a third party having a legal right to make such disclosure or
(4) is independently developed by GameZnFlix.

8.4 Disclosure of Fundraising. GameZnFlix shall disclose to TBC any fund raising activities, which shall occur prior to the Closing. Further, GameZnFlix shall assure that all regulations, rules and laws governing such fundraising are complied with and that such funds will only be used in the furtherance of GameZnFlix's corporate purpose and business plan. Prior written approval of the Stockholders shall be required to use funds for any other purposes.

9.  Mutual Covenants.

9.1 Disclosure of Certain Matters. The Stockholders on the one hand, and GameZnFlix, on the other hand, shall give GameZnFlix and the Stockholders, respectively, prompt notice of any event or development that occurs prior to the Closing that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or
(c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date.

9.2 Public Announcements. The Stockholders and GameZnFlix shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions and, except as may be required by applicable law or regulation, a party hereto shall not issue any such press release or make any such public statement without the consent of the other party hereto.

9.3 Confidentiality. If the transactions are not consummated, each party shall treat all information obtained in its investigation of another party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party except as required by law or regulation (including the listing rules), and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

10. Conditions Precedent to Obligations of TBC. All obligations of TBC to consummate the Transactions are subject to the satisfaction prior thereto of each of the following conditions:

10.1 Representations and Warranties. The representations and warranties of GameZnFlix contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing.

10.2 Agreements, Conditions and Covenants. GameZnFlix shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing.

10.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the purchase and sale of the assets illegal or otherwise prohibiting the consummation of such purchase and sale.

11. Conditions Precedent to Obligations of GameZnFlix. All obligations of GameZnFlix to consummate the transactions are subject to the satisfaction (or waiver) prior thereto of each of the following conditions:

11.1 Representations and Warranties. The representations and warranties of the Stockholders contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing.

11.2 Agreements, Conditions and Covenants. The Stockholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing.

11.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and (a) has the effect of making the purchase and sale of the assets illegal or otherwise prohibiting the consummation of such purchase and sale or (b) has a reasonable likelihood of causing a material adverse effect.

12.  Post-Closing Obligations.

12.1 Audit. The Stockholders shall cause an audit, and accompanying pro forma financial statements, of TBC to be completed within seventy-one (71) days of the filing of the Form 8-K disclosing the transaction represented by this Agreement to comply with applicable provisions of Regulation S-X in connection with the acquisition of one company by another.

13. Termination

13.1 Grounds for Termination. This Agreement may be terminated at any time before the Closing:

     (a) By mutual written consent of the Stockholders and GameZnFlix;

     (b) By the Stockholders or GameZnFlix if the Closing shall not have been consummated on or before the Termination Date;
provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

     (c) By the Stockholders or GameZnFlix if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a court order (which court order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the transactions, and such court order shall have become final and non-appealable;

     (d) By GameZnFlix, if the Stockholders shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by the Stockholders shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty
(20) days after notice thereof, including failure to keep the GameZnFlix current in its filings and honor existing agreements;
and

     (e) By the Stockholders, if GameZnFlix shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to affect materially and adversely the benefits to be received by the Stockholders hereunder.

13.2 Effect of Termination. If this Agreement is terminated pursuant to Section 13.1, the agreements contained in Section 9.3 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

14. General Matters.

14.1 Entire Agreement; Amendment This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto.

14.2 Benefits; Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Agreement shall confer any rights upon any person other than the Stockholders and GameZnFlix and their respective heirs, legal representatives, successors and permitted assigns.

14.3 Assignment; Waiver. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. However, failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

14.4 Further Assurances. At and after the Closing, the Stockholders and GameZnFlix shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the transactions.

14.5 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a party's being satisfied with any particular item or to a party's determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

14.6 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original.

14.8 Schedules. Any items listed or described on Schedules shall be listed or described under a caption that identifies the Sections of this Agreement to which the item relates.

14.9 Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

If to TBC:

TBC Today, Inc.
61 Lemon Street
Uniontown, Pennsylvania 15401
Attention: Marty Schiff, President
           Telephone: (412) 657-8742

If to GameZnFlix:

GameZnFlix, Inc.
1535 Blackjack Road
Franklin, Kentucky 42134
Attention: John Fleming, Chief Executive Officer
           Telephone: (270) 598-0395
           Facsimile: (270) 778-0001

With copies to:

Brian F. Faulkner, A Professional Law Corporation
27127 Calle Arroyo, Suite 1923
San Juan Capistrano, California 92675
Attention:  Brian F. Faulkner, Esq.
            Telephone: (949) 240-1361
            Facsimile: (949) 240-1362

14.10 Arbitration. Any and all disputes relating to this Agreement or its breach shall be settled by arbitration, by a single arbitrator, in Nashville, Tennessee, in accordance with the then-current rules of JAMS/Endispute; the parties waive any right they may have under any statute or law to cause such proceeding to be transferred to any other venue. Judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of arbitration, including reasonable attorneys' fees and costs incurred, as determined by the arbitrator, together with reasonable attorneys' fees and costs incurred by the prevailing party in court enforcement of the arbitration award, must be paid to the prevailing party by the party designated by the arbitrator or court. Service of the Petition to Confirm Arbitration and written notice of the time and place of the hearing thereon shall be in the same manner provided in this Agreement.

Should one party either dismiss or abandon his claim or counterclaim before hearing thereon, the other party shall be deemed the "prevailing party" pursuant to this Agreement. Should both parties receive judgment or award of their respective claims, the party in whose favor the larger judgment or award is rendered shall be deemed the "prevailing party" pursuant to this Agreement.

14.11 Governing Law. The laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, this Acquisition Agreement has been executed by the parties hereto as of the day and year first written above.

                                       GAMEZNFLIX, INC.



                                       By: /s/  John Fleming
                                       John Fleming, Chief Executive Officer


                                       STOCKHOLDERS OF TBC TODAY, INC.



                                       By: /s/  Marty Schiff
                                       Marty Schiff


                                 EXHIBIT A

                      STOCKHOLDERS OF TBC TODAY, INC.


Name of Stockholder         Number of Shares              % Owned

Majorie Fleming                100,000                     0.909%
Amanda Fleming                 140,000                     1.273%
Damon Fleming                  100,000                     0.909%
Elizebeth Fleming            1,400,000                    12.727%
Anne Morrison                2,840,000                    25.818%
Nicholas Perez                 140,000                     1.273%
Christopher Patricia           600,000                     5.454%
Stephanie Sullivan              25,000                     0.227%
Orla M. Sullivan               100,000                     0.909%
John Adams                     100,000                     0.909%
Rodrick Bailey                  80,000                     0.727%
Lavonne Bren                    50,000                     0.455%
Theodore Bren                   50,000                     0.455%
Connie Bren                     60,000                     0.545%
Cynthia Devlin                 216,667                     1.970%
Laura Doeheler                  25,000                     0.227%
William Fishel                  40,000                     0.364%
Beverly Fishel                  40,000                     0.364%
Kenny Living Trust              60,000                     0.545%
Greg Martin                     60,000                     0.545%
Terry Mayers                    50,000                     0.455%
Barry Parish                   400,000                     3.636%
Sharon Portner                  25,000                     0.227%
Julianne Schroede               25,000                     0.227%
Myron Strasser                 100,000                     0.909%
Brian Crogan                   100,000                     0.909%
Wayne Jones                     50,000                     0.455%
Jason Bagalawis                 35,000                     0.318%
Mark Crist                      35,000                     0.318%
Wendy Delk                      35,000                     0.318%
Brian Faulkner                  70,000                     0.636%
John Fleming                 3,000,000                    27.273%
Gary Hohman                    336,666                     3.061%
Christopher Patricia            35,000                     0.318%
Elizebeth Rose                  35,000                     0.318%
Steven Wilhelm                  35,000                     0.318%
Marty Schiff                   336,667                     3.061%
Brandon Vincent                 35,000                     0.318%
Jermery Hohman                  35,000                     0.318%

Total:                      11,000,000                   100.000%